SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of March 24, 2010 among Dollar General Corporation, a Tennessee corporation (the “Company”), and the undersigned person (the “Management Stockholder”) (the Company and the Management Stockholder being hereinafter collectively referred to as the “Parties”).  All capitalized terms not immediately defined are hereinafter defined in Section 4(b) of this Agreement.

WHEREAS, the Management Stockholder has been selected by the Company (i) to purchase additional shares of Common Stock, $0.875 par value per share (the “Common Stock”), from the Company for cash (the “Purchased Stock”); and (ii) to receive additional options to purchase shares of Common Stock (the “Options”) pursuant to the terms set forth below and the terms of the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (the “Option Plan”) and the Stock Option Agreement, dated as of the date hereof, entered into by and between the Company and the Management Stockholder (the “Option Agreement”); and

WHEREAS, prior to the date hereof, the Management Stockholder purchased shares of Common Stock and received options to purchase Common Stock (the “Prior Investment”) and, in connection therewith, the Management Stockholder entered into a Management Stockholder’s Agreement with the Company (a “Management Stockholder’s Agreement”) and a Sale Participation Agreement (as defined herein).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.

Issuance of Purchased Shares; Options.

(a)

Subject to the terms and conditions hereinafter set forth, the Management Stockholder hereby subscribes for and shall purchase, as of the date the Company receives such purchase price from the Management Stockholder prior to 5 p.m. GMT (such time, the “Close of Business”), or if the purchase price is received following the Close of Business, the next business day thereafter (either such date, the “Effective Date”), and the Company shall issue and deliver to the Management Stockholder as of the Effective Date, the number of shares of Purchased Stock at a per share purchase price (such price, with respect to the shares of Purchased Stock, the “Base Price”), in each case as set forth on Schedule I hereto.

(b)

As set forth in the Option Plan and the Option Agreement, as of March 24, 2010 the Company granted to the Management Stockholder Options to acquire the number of shares of Common Stock as set forth on Schedule I hereto, at an initial per share exercise price equal to the Base Price, and the Parties shall, to the extent not previously done so, execute and deliver to each other copies of the Option Agreement.

(c)

The Company shall have no obligation to sell any Purchased Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee or director of the Company or its subsidiaries as of the Effective Date.

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2.

      Management Stockholder’s Representations, Warranties and Agreements.

(a)

        The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock and, at the time of exercise, Common Stock issuable upon exercise of Options (“Option Stock”; together with all Purchased Stock and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, “Stock”), except as otherwise provided for in the Management Stockholder’s Agreement.  If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:

(i)  the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii)  (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

(b)

        The Management Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent, if any, with respect to the Stock.

(c)

        If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and take any actions reasonably requested by the Coordination Committee prior to any such sale (provided that such instructions shall not have a disproportionate adverse impact on the Management Stockholder vis-á-vis any other shareholders of the Company or limited partners of Parent) and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(d)

        The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the

[Signature page to Subscription Agreement]

Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the IPO and 90 days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(e)

        The Management Stockholder represents and warrants that (i) with respect to the Purchased Stock and Option Stock, the Management Stockholder has received and reviewed the available information relating to such Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and the Management Stockholder has relied solely on such information.

(f)

        The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the purchase of the Stock, and (iv) the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Management Stockholder’s purchase of the Stock as contemplated by this Agreement.

(g)

        For avoidance of doubt, the Stock shall constitute “Stock” for purposes of the Management Stockholders Agreement.

3.

     The Company’s Representations and Warranties and Covenants.  The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

4.

     Definitions.

(a)

Definitions.  All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan.  Terms used herein and as listed below shall be defined as follows:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

 “Agreement” shall have the meaning set forth in the introductory paragraph.

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“Base Price” shall have the meaning set forth in Section 1(a) hereof.

“Close of Business” shall have the meaning set forth in Section 1(a) hereof.

“Common Stock” shall have the meaning set forth in the first recital.

“Company” shall have the meaning set forth in the introductory paragraph.

“Effective Date” shall have the meaning set forth in Section 1(a) hereof.

“Investors” shall mean, collectively, the KKR 2006 Fund L.P. and its affiliated investment funds, KKR PEI Investments, L.P., GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH& Co. KG, GS Capital Partners VI Offshore Fund, L.P. and Goldman Sachs DGC Investors, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II 2007 Citigroup Investment, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P. and CPE Co-Investment (Dollar General LLC) and certain other investors in Parent.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder’s Agreement” shall have the meaning set forth in the second recital.

“Options” shall have the meaning set forth in the first recital.

“Option Plan” shall have the meaning set forth in the first recital.

“Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in the first recital.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and the Investors.

“Stock” shall have the meaning set forth in Section 2(a) hereof.

5.

     Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in

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writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

6.

     Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

7.

     Management Stockholder’s Employment by the Company.  Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

8.

     Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

9.

     Amendment.  This Agreement may be amended by the Company at any time upon notice to the Management Stockholder thereof.

10.

     Closing.  Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

11.

     Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a)

        The laws of the State of Tennessee applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b)

        In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration

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conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator.  Such arbitration process shall take place in Nashville, TN. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)

        In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

12.

    Miscellaneous.

(a)

        In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b)

        If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

13.

    Notices.  All notices and other communications provided for herein shall be in writing.  Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one (1) business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a)

      If to the Company, to it at the following address:

Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN  37072
Attention:  General Counsel
Telecopy:  (615) 855-5180

with copies to:

Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention:  Michael Calbert
Telecopy:  (650) 233-6553

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:  Marni J. Lerner, Esq.
Telecopy:  (212) 455-2502

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(b)

        If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature;

or at such other address as either party shall have specified by notice in writing to the other.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

DOLLAR GENERAL CORPORATION

By:	/s/ S. Lanigan
Name: Susan S. Lanigan
Title: Executive Vice President and General Counsel

MANAGEMENT STOCKHOLDER
/s/ John W. Flanigan
Name:	John W. Flanigan
Address:	3100 West End Circle, Apt. 303
Nashville, TN 37203

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Schedule I

Management Stockholder:   John W. Flanigan

PURCHASED STOCK

Number of shares of Purchased Stock:  5,388

Base Price: $ 29.38

OPTIONS

Number of shares of Common Stock underlying Options:  99,518